CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING

FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Core Molding
Technologies, Inc.

of our

report dated March

13, 2020 relating

to the

consolidated financial statements
appearing in

the Annual

Report on

Form 10-K of

Core Molding Technologies,

Inc. for

the year

ended
December 31, 2019, and to the reference to us under the heading "Experts"

in the prospectus.

/s/ Crowe Horwath LLP

Columbus, Ohio
December 11, 2020